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                                 EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 7, 1997, except as to net income (loss) per share information as reflected in the Statement of Operations and Notes 1 and 5 which is as of April 27, 1998, which appears on page F-2 of the Registration Statement on Form S-1 (No. 333-51267) of Garden Fresh Restaurant Corp.


Price Waterhouse LLP
San Diego, California
June 23, 1998